UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 22, 2021

TRAQIQ, INC.

(Exact Name of Registrant as Specified in its Charter)

California	000-56148	30-0580318
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)

14205 SE 36th Street, Suite 100, Bellevue, WA 98006

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code (425) 818-0560

(Former name or former address, if changed since last report.)

Copies to:

Sam Schmutte, Esq.

Alerding Castor LLP

47 S. Pennsylvania St., Ste 700

Indianapolis, IN 46204

Phone: 317.829.1910

Fax: 317.423.2089

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 305 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

TraQiQ, Inc. is filing this Current Report on Form 8-K/A, to amend the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 1, 2021, to clarify that Ajay Sikka resigned as Chief Financial Officer in connection with the election of Michael Pollack as Interim CFO and to insert the correct Item heading for the disclosure regarding company officers. Except as expressly set forth herein, this amendment filing does not amend, modify or update the disclosures contained in the original Form 8-K filing.

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Item 3.02 Unregistered Sales of Equity Securities.

On September 22, 2021, the Company awarded 1,200,000 shares of common stock under the Company’s 2020 Equity Incentive Plan to Ajay Sikka, the chief executive officer of the Company. This sale of securities was consummated pursuant to the exemption from registration in Section 4(a)(2) of the Securities Act of 1933, as amended. Mr. Sikka is sophisticated in business and investment matters, and the shares are subject to restrictions on resale.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Principal Financial Officer and Election of a New Principal Financial Officer and Principal Accounting Officer

Ajay Sikka has resigned as Chief Financial Officer, effective September 30, 2021.

On September 22, 2021, the Board of Directors elected Michael Pollack as Interim Chief Financial Officer.

Mr. Pollack, age 55, has been a partner in a certified public accounting firm for the past fifteen years and specializes in accounting and auditing for small public companies. Mr. Pollack has approximately 30 years of experience in public accounting and consulting to over 100 publicly traded and 250 private companies. Mr. Pollack has also held CFO and Controller positions in an array of industries. Mr. Pollack graduated from the University of Maryland with a Bachelor of Arts in Economics. Mr. Pollack is a member of the American Institute of Certified Public Accountants, as well as licensed to practice in New Jersey, and New York. There are no family relationships between Mr. Pollack and any of our directors or other executive officers.

Amendment of a Material Compensatory Contract

On September 22, 2021, the Board of Directors amended the employment agreement between the Company and Ajay Sikka, the chief executive officer of the Company, to (1) provide for the award to Mr. Sikka of 1,200,000 shares of common stock under the Company’s 2020 Equity Incentive Plan in recognition of his service to the Company and his agreement to convert his shares of the Company’s Series A Preferred Stock to common stock to make the Company’s common stock more attractive to investors and (2) create a series of special bonus awards to Mr. Sikka, pursuant to which a $50,000 cash bonus would be paid upon the achievement of each of the following goals: (a) the listing of the Company’s common stock for trading on the Nasdaq stock market, (b) the Company’s common stock achieving a sale price in the public market of at least $2.00, (c) the Company achieving consolidated gross revenue for calendar year 2021 of at least $3,000,000 and (d) the completion of an exchange by Mr. Sikka of $2,000,000 of Company debt to him into shares of Company common stock using a valuation methodology established by the Board of Directors. A written amendment to Mr. Sikka’s employment agreement has not yet been prepared.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

TRAQIQ, INC.

Date: March 15, 2022	/s/Ajay Sikka
Ajay Sikka
Chief Executive Officer

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